EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-215032) and Form S-8 (No. 333-214944 and No. 333-201825) of Pro-Dex, Inc. (the “Company”), of our report dated September 3, 2026, relating to the consolidated financial statements of the Company appearing in this Annual Report on Form 10-K of the Company for the year ended June 30, 2026.

/s/ Baker Tilly US, LLP

Irvine, California

September 3, 2026